UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant: ☒

Filed by a Party other than the Registrant: ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

STRATEGIC DIAGNOSTICS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed under Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total Fee Paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

STRATEGIC DIAGNOSTICS INC.

111 Pencader Drive
Newark, Delaware 19702

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 15, 2012

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders (the “Meeting”) of Strategic Diagnostics Inc. (the “Company”) will be held at the Embassy Suites Newark/Wilmington South, 654 South College Avenue, Newark, Delaware 19713, on Tuesday, May 15, 2012, at 10:00 a.m. local time for the following purposes:

1.	To elect four Class II directors of the Company to serve for a two-year term until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012; and

3.	To consider and act upon any other matters which may properly be brought before the Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned, or to which the Meeting may be postponed.

The Board of Directors has fixed March 23, 2012 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. Only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.

You are requested to fill in and sign the enclosed form of proxy which is being solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. You may revoke your proxy at any time before it is exercised by sending written revocation to the Secretary of the Company, delivering a later-dated proxy or voting in person at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Kevin J. Bratton
Secretary

Newark, Delaware
April 16, 2012

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. STOCKHOLDERS MAY ALSO VOTE VIA THE INTERNET OR BY USING A TOLL-FREE TELEPHONE NUMBER. INSTRUCTIONS ON HOW TO VOTE EITHER VIA THE INTERNET OR BY TELEPHONE ARE INCLUDED ON THE PROXY CARD. IF YOU RETURN YOUR PROXY CARD AND LATER ATTEND THE MEETING IN PERSON, YOU MAY REVOKE THE PROXY BEFORE IT IS EXERCISED AND VOTE IN PERSON IF YOU WISH.

STRATEGIC DIAGNOSTICS INC.

111 Pencader Drive
Newark, Delaware 19702

PROXY STATEMENT

Proxies and Voting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Strategic Diagnostics Inc. (the “Company” or “SDIX”) for use at the 2012 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 15, 2012, at 10:00 a.m. local time at the Embassy Suites Newark/Wilmington South, 654 South College Avenue, Newark, Delaware 19713, and at any adjournments or postponements thereof (the “Meeting”). At the Meeting, stockholders will be asked to vote upon (i) the election of four Class II directors of the Company, (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012 and (iii) any other matters properly brought before the Meeting.

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 16, 2012. The Board has fixed March 23, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting (the “Record Date”). Only stockholders of record of the Company’s common stock, $0.01 par value (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of and to vote at the Meeting. As of the Record Date, there were 20,602,008 shares of the Common Stock outstanding and entitled to vote at the Meeting. Holders of the Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of the Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are each included in the number of shares present at the Meeting for purposes of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. As to Proposal No. 1, the affirmative vote of the holders of a plurality of the shares of the Common Stock present or represented at the Meeting is required for the election of Class II directors and thus, abstentions and broker non-votes have no effect on the outcome of the election of directors.  As to Proposal No. 2, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote is required for approval of this proposal.  As such, abstentions have the same effect as negative votes on this proposal, but broker non-votes, which are not considered entitled to vote on the proposal, will have no effect in the voting on this proposal.

All stockholders may vote by mail, via the Internet or by using the toll-free telephone number listed on the proxy card. Internet and telephone voting information is provided on the proxy card. A control number, located on the lower right portion of the proxy card, is designated to verify a stockholder’s identity and allow the stockholder to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via the Internet or by telephone, please do not return a signed proxy card. Stockholders who hold their shares through a bank or broker can vote via the Internet or by telephone if these options are offered by the bank or broker.

Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-prepaid envelope if voting by mail. Shares represented by a properly executed proxy received prior to the vote at the Meeting and not revoked will be voted at the Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the four nominees for Class II directors of the Company and FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A stockholder of record at the close of business on the Record Date may revoke a proxy at any time before it has been exercised in any one of the following manners: by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Meeting. Any stockholder of record at the close of business on the Record Date attending the Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Meeting alone will not constitute revocation of a previously given proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our 2011 Annual Report are available at www.proxyvote.com.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table presents, as of the Record Date, information as to (i) the persons or entities known to the Company to be beneficial owners of more than 5% of the Common Stock, (ii) each director and director nominee, (iii) each of the named executive officers appearing in the Summary Compensation Table under “Executive Compensation” below and (iv) all directors and executive officers of the Company as a group, based on representations of executive officers and directors of the Company and filings received by the Company on Schedule 13D or 13G promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of the Record Date, the Company had  20,602,008 shares of the Common Stock issued and outstanding. Unless otherwise indicated, the number of shares beneficially owned by the persons or entities named in the table and by all executive officers and directors as a group are presented in accordance with Rule 13d-3 under the Exchange Act and include, in addition to shares issued and outstanding, unissued shares which are subject to issuance upon exercise of options or warrants within 60 days after the Record Date. Such unissued shares are also included in computing the percent of class beneficially owned by such person, but are not included in computing the percent of class beneficially owned by any other person. The address of the individual beneficial owners is in care of the Company at its address listed on the first page of this Proxy Statement unless otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1)	Options Exercisable Within 60 Days After Record Date	Total Beneficial Ownership	Percent of Class
Steven R. Becker	2,653,693	(2)	41,021	2,694,714	13.1%
Francis M. DiNuzzo	37,000		337,750	374,750	1.8%
Richard van den Broek	233,130	(3)	41,021	274,151	1.3%
Stephen L. Waechter	83,990		101,000	184,990	*
Kevin J. Bratton	50,000		56,250	106,250	*
Klaus Lindpaintner	53,205		56,250	109,455	*
C. Geoffrey Davis	24,096		40,575	64,671	*
David M. Wurzer	10,000		31,574	41,574	*
Thomas Bologna	7,500		31,574	39,074	*
Wayne P. Yetter	5,000		31,304	36,304	*
All officers and directors as a group (10 persons)	3,157,614		768,319	3,925,933	18.4%
Becker Drapkin Management, LLC 500 Crescent Court, Suite 230 Dallas, Texas 75201	2,490,804	(4)		2,490,804	12.1%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	1,658,700	(5)		1,658,700	8.1%
Stephens Investment Management, LLC One Ferry Building, Suite 255 San Francisco, California 94111	1,039,270	(6)		1,039,270	5.0%
Kleinheinz Capital Partners, Inc. 301 Commerce Street, Suite 1900 Fort Worth, Texas 76102	766,525	(7)		766,525	3.7%

* Represents less than 1%.

(1)
Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The inclusion herein of securities listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)	Includes 2,490,804 shares held by Becker Drapkin Management, of which Mr. Becker is a co-managing partner.

(3)	Includes 200,000 shares held by HSMR Advisors, LLC, of which Mr. van den Broek is the managing partner.

(4)	The Company has relied solely on a Form 4 dated September 2, 2011 for this information.

(5)
The Company has relied solely on a Schedule 13G dated February 14, 2012 for this information. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc., which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with the power to direct investments and/or the sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)	The Company has relied solely on a Schedule 13G dated February 13, 2012 for this information.

(7)	The Company has relied solely on a Schedule 13G/A dated February 14, 2012 for this information.

PROPOSAL 1
ELECTION OF A CLASS OF DIRECTORS

The Company’s Board currently consists of eight members. As provided by the Certificate of Incorporation, the Board is divided into two classes of directors with each director serving a two-year term. Each year one class of directors is elected by a stockholder vote. At the Meeting, four Class II directors will be elected to a two-year term. The incumbent nominees for election as a director in Class II are C. Geoffrey Davis, Richard van den Broek, Stephen L. Waechter and Wayne P. Yetter.   The nominees, if elected, will hold office until the annual meeting in 2014 and until their successor is duly elected and qualified. The Class I members of the Board are Steven R. Becker, Thomas A. Bologna, Francis M. DiNuzzo and David M. Wurzer. The Class I members of the Board are not standing for election and their terms expire in 2013. Following the election of the nominees set forth in this Proxy Statement, the Board will consist of eight members.

The affirmative vote of a plurality of the shares of the Common Stock present or represented at the Meeting and entitled to vote is required for the election of the Class II Directors. Unless otherwise instructed, the persons named in the accompanying proxy will vote “FOR” the election of C. Geoffrey Davis, Richard van den Broek, Stephen L. Waechter and Wayne P. Yetter as Class II Directors.

The following table sets forth the name, age and principal occupation of each director, or nominee for director, and the year in which he became a director, if applicable.

Name and Principal Occupation	Age	Director Since

Thomas A. Bologna	63	2010
Chairman of the Board of Directors
CEO – Response Genetics, Inc.

Richard van den Broek (1)	46	2008
Managing Partner – HSMR Advisors, LLC

Steven Becker	45	2008
Founder and Managing Partner - Becker Drapkin Management

C. Geoffrey Davis (1)	61	2007
President and CEO - Angelica Therapeutics, Inc.

Francis M. DiNuzzo	56	2008
President and CEO of the Company

Stephen L. Waechter (1)	61	2002
Chief Financial Officer – Aeronautical Radio, Inc

David M. Wurzer	53	2010
Managing Director, Investments – Connecticut Innovations

Wayne P. Yetter (1)	66	2010
Chairman - ProActive for Patients Media, Inc.

(1)	A nominee for election to the Board of Directors.

The Board unanimously recommends a vote for each of the nominees listed above.

Company History

The Company is the surviving entity resulting from the December 30, 1996 merger of Strategic Diagnostics, Inc. (“SDI”) with and into EnSys Corporation (“EnSys”). The surviving entity was then renamed Strategic Diagnostics Inc.

 Background of Directors

Thomas A. Bologna joined the Company as a director in February 2010 and has been Chairman of the Board since February 2011. Since December 2011, Mr. Bologna has been Chairman and CEO of Response Genetics, Inc., a diagnostics company.  From 2006 through 2011, Mr. Bologna was President and Chief Executive Officer and a member of the Corporate Board of Directors of Orchid Cellmark, Inc., a leading international DNA testing company with its headquarters in Princeton, New Jersey. Prior to joining Orchid Cellmark, Inc., Mr. Bologna served as President, CEO and a director of Quorex Pharmaceuticals, Inc. Mr. Bologna also served as Chairman of the Board, President and Chief Executive Officer of Ostex International, Inc., President, CEO and a director of Scriptgen Pharmaceuticals, Inc. and Chairman of the Board, President and Chief Executive Officer of Gen-Probe Incorporated. Mr. Bologna also serves on the business advisory board of The Epilepsy Project. Mr. Bologna has a proven track record of over 20 years leading venture-backed private and public biotechnology companies, turnarounds, and highly profitable healthcare divisions and subsidiaries of Fortune 500 companies. Mr. Bologna holds an MBA and Bachelor of Science degrees from New York University.

Steven R. Becker joined the Company as a director in March 2008. Since 2004, Mr. Becker has served as the managing partner and founder of Becker Drapkin Management, a Dallas-based small cap investment fund. Prior to founding Becker Drapkin, Mr. Becker was a partner at the Special Situations Funds, a New York City-based asset manager. Mr. Becker joined Special Situations in April 1997 and ran the Special Situations Private Equity Fund since its inception. Prior to joining Special Situations, Mr. Becker was a part of the distressed debt and leveraged equities research team at Bankers Trust Securities. He began his career at Manley Fuller Asset Management in New York as a small cap analyst. Mr. Becker currently serves as a director of Hot Topic, a publicly traded teen retailer, and Ruby Tuesday, Inc., a publicly traded company that owns, operates and franchises restaurants. Mr. Becker received a B.A. from Middlebury College and a J.D. from the University of Florida.

C. Geoffrey Davis, Ph.D joined the Company as a director in September 2007. Currently, Dr. Davis is the CEO and Chairman and a director of Angelica Therapeutics, Inc., a privately held biotechnology company. In 1996, Dr. Davis founded Abgenix, Inc. in Fremont, California, where he served as the Chief Scientific Officer and led the development of the XenoMouse® technology and was involved in the research and development of Vectibix®, a fully human monoclonal antibody approved for the treatment of colorectal cancer. Dr. Davis also guided the discovery of 11 other antibodies currently in clinical trials. Abgenix was acquired by Amgen in early 2006. Prior to founding Abgenix, Dr. Davis was a faculty member at UCSF, an investigator with the Howard Hughes Medical Institute, and Director of Immunology at both Repligen Corp. and Cell Genesys, Inc. Dr. Davis received his Ph.D. in immunology from the University of California, San Francisco and completed his postdoctoral work at Southwestern University. He is the author of 37 publications and is an inventor on 11 issued patents. Mr. Davis serves as a director of Harbour Antibodies, AB and of Moerae Matrix.

Francis M. DiNuzzo has served as President and Chief Executive Officer since October 13, 2008 and was appointed to the Board on that date. Mr. DiNuzzo joined the Company in February 2008 as Executive Vice President Marketing and Chief Commercial Officer. Prior to joining SDI, Mr. DiNuzzo spent 26 years at Agilent Technologies/Hewlett Packard. He began his career in research and development in 1981 and advanced through a series of functional management roles over the next 18 years. In 1999, Mr. DiNuzzo became General Manager of Agilent’s Chemical Solutions Business Unit where he had global responsibility for analytical equipment, consumables and service products serving the chemical, environmental, food and forensics markets. In 2001, Mr. DiNuzzo became General Manager of the Consumable and Services Business Unit, with global responsibility for all consumables and services across all Life Science and Chemical Analysis markets. In 2004, Mr. DiNuzzo became Vice President and General Manager of the Integrated Biology Solutions unit, a role where he formed a biotechnology business focused on Genomics, Proteomics and BioInformatics. Mr. DiNuzzo holds B.S and M.S. degrees in Engineering with a minor in Business Administration from the University of New Hampshire. Mr. DiNuzzo serves on the Board of Directors of Delaware Bioscience Association.

Richard van den Broek joined the Company as a director in March 2008. Since 2004, Mr. van den Broek has been Managing Partner of HSMR Advisors, LLC, an investment fund focused on the biotechnology industry. From 2000-2003 he was a Partner at Cooper Hill Partners, LLC, an investment fund focused on the healthcare sector. Prior to that Mr. van den Broek had a ten year career as a biotech analyst, starting at Oppenheimer & Co., then Merrill Lynch, and finally at Hambrecht & Quist. He serves as a director of Pharmacyclics, a drug development company, Response Genetics, a diagnostics company and Pharmaxis (an Australian public company). Mr. van den Broek is a graduate of Harvard University and is a Chartered Financial Analyst.

Stephen L. Waechter has served as a director of the Company since 2002. In June 2008, Mr. Waechter was appointed Chief Financial Officer and Vice President of Business Operations for Aeronautical Radio, Inc. Mr. Waechter served as Executive Vice President, Chief Financial Officer and Treasurer of CACI International Inc, a leading provider of information technology services and solutions, from April 1999 through 2007. From 1997 to 1999, he served as Executive Vice President, Chief Financial Officer and Treasurer of GTSI, Corp., a provider of integrated information technology solutions. Mr. Waechter serves as a director for NCI Information Systems, Inc. and Social and Scientific Services, Inc. He holds a B.A. in History from Christian Brothers College and received an M.B.A. from Xavier University.

David M. Wurzer joined the Company as a director in February 2010. Since 2009, Mr. Wurzer has served as Managing Director, Investments at Connecticut Innovations (CI), the State’s “venture capital arm.” He is responsible for sourcing and analyzing investment opportunities, leading CI investments in entrepreneurial high-tech ventures and advising portfolio companies. Prior to joining Connecticut Innovations, Mr. Wurzer most recently served as Executive Vice President, Treasurer and Chief Financial Officer of CuraGen Corporation, a biopharmaceutical development company, from September 1997 through December 2007. He has over 30 years of financial experience with growth-oriented companies, including direct involvement with raising capital, strategic transactions and mergers & acquisitions, for both start-up companies and publicly-held entities. Mr. Wurzer serves on the boards of Axerion Therapeutics, CyVek, NovaTract, Post-n-Track, , Thetis Pharmaceuticals, DUSA Pharmaceuticals and Response Genetics.  Mr. Wurzer holds a BBA degree in Accountancy from the University of Notre Dame.

Wayne P. Yetter joined the Company as a director in May 2010. In October 2009, Mr. Yetter became Chief Executive Officer of ProActive for Patients Media, Inc., an early investment stage company providing a physician-to-patient messaging system to increase patient adherence to medication therapies. Since October 2010, he serves only as the company’s Chairman.  Mr. Yetter served as Chief Executive Officer of Verispan LLC, a joint venture of McKesson Corp. and Quintiles Transnational, a leading provider of healthcare information and marketing services to the pharmaceutical industry, from September 2005 to August 2008 when the company was acquired by SDI Health. Mr. Yetter had a 30 year career in the pharmaceutical industry and held executive positions at Pfizer, Merck, Astra-Merck (now AstraZeneca) and Novartis. His roles included Vice President, Marketing Operations (global) and Vice President, Far East and Pacific at Merck, founding Chief Executive Officer of Astra-Merck, and President and Chief Executive Officer of Novartis Pharmaceuticals Corporation, the US division of Novartis AG. He also served as Chief Operating Officer of IMS Health, a market research data company from 1999 until 2000, when he became Chairman and Chief Executive Officer of Synavant, Inc. (a Nasdaq listed spin-out of IMS). Synavant was acquired by Dendrite International in 2003. Mr. Yetter currently serves as a director of EpiCept Corporation, InfuSystem Holdings, Inc., and NuPathe Inc., where he is Chairman.  Previously, he served as Chairman of Noven Pharmaceuticals, Chairman of Transkaryotic Therapies, Lead Independent Director of Matria Healthcare (each of these companies was acquired) and as a director of Synvista Therapeutics, Inc.  He also served on the Executive Committee of PhRMA, the pharmaceutical industry association, from 1997-1999. Mr. Yetter holds a B.A. in Biology from Wilkes University and received an M.B.A from Bryant University.

The Board of Directors

Experience, Qualifications, Attributes and Skills

The Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. With respect to their consideration of diversity of background, neither the Nominating & Corporate Governance Committee nor the full Board of Directors has a formal policy of assessing diversity with respect to any particular qualities or attributes. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Nominating & Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

All of our current Board members share certain qualifications and attributes consistent with these criteria, which are set forth in the Company’s Corporate & Governance Guidelines and Policies, including unquestioned personal ethics and integrity and possessing skills and experience aligned with our strategic direction and operating challenges and that complement the overall composition of the Board. In addition, each Board member has demonstrated certain core business competencies, including high achievement and a record of success, financial literacy, a history of making good business decisions and exposure to best practices.

The following highlights the specific experience, qualifications, attributes and skills of our individual Board members that have led the Nominating & Corporate Governance Committee to conclude that these individuals should continue to serve on our Board:

Mr. van den Broek has significant investment research experience in the biotechnology and healthcare industries. His proven skills as a financial analyst and fund manager are valuable to the Company.

Mr. Becker brings extensive insight into asset and investment management in the healthcare and technology industries. He also helps provide important guidance regarding various financial matters.

Mr. Bologna has several years of senior leadership in biotechnology companies, including public and privately held firms. His experience in change management and business process is of importance to the Company.

Dr. Davis is a published author and named inventor on several patents. His expertise in therapeutic antibody research and development helps guide the further growth of the Company’s Life Science product portfolio.

Mr. Waechter provides critical guidance as the Chairman of the Audit Committee. He has years of executive-level financial management, including as the Chief Financial Officer of numerous companies. Mr. Waechter is considered an “audit committee financial expert” under the criteria adopted by the SEC and brings to the Audit Committee exceptional experience and understanding in the auditing and accounting fields.

Mr. Yetter brings strong experience in senior leadership in pharmaceutical and healthcare-related companies, including public and privately held firms. His experience in these industries is of importance to the Company.

Mr. Wurzer has years of senior-level management experience in growing companies. His wealth of knowledge in the investment arena is of importance to the Company as it continues to pursue opportunities for partnerships, alliances and future growth.

CORPORATE GOVERNANCE

Board Risk Oversight

The Board of Directors, acting mainly through the Audit Committee, is actively involved in the oversight of the significant risks affecting the Company’s operations and strategic initiatives. Our risk analysis efforts are designed to identify the most significant risks that confront the Company, though these risks may vary from time to time. Overall, the risks we assess encompass enterprise, operational, compliance and financial risks.

Management and our internal audit function periodically report to the Audit Committee and the Board of Directors on their assessment of risks facing the Company and mitigation activities designed to facilitate the maintenance of risk within acceptable levels.

Independence of Directors

The Board has determined that each member of the Board, other than Mr. DiNuzzo, is independent as determined in accordance with the applicable listing standards of the NASDAQ Global Market.

Compensation of Directors

Directors are entitled to receive compensation for their services as determined by a majority of the Board, based on the recommendation of the Compensation Committee. However, directors who are employees, and who receive compensation for their services as such, are not entitled to receive any compensation for their services as a director of the Company. Board members are entitled to reimbursement for travel-related expenses incurred in attending meetings of the Board and of the committees.

Pursuant to the director compensation policy adopted in May 2003 and amended in May 2009 and May 2011, upon their election to the Board, non-employee directors receive a non-statutory option to purchase shares of Common Stock with an aggregate value of $30,000, with an exercise price equal to the greater of (A) the amount that is 10% greater than the trailing average closing price of the Common Stock for the five consecutive trading days ending on the date of grant, or (B) the closing price of the Common Stock on the date of grant. This initial option is immediately vested with respect to one-third of the option shares, and the remaining shares subject to such option grant vest in a series of two (2) successive equal annual installments upon the optionee’s completion of each year of service as a Board member over the two-year period measured from the option grant date.

Each non-employee Board member shall also receive annual compensation in such amount as is determined, by a majority of Board, from time to time to be appropriate. Such compensation is currently established as set forth below:

●	Each non-employee Board member receives an annual base retainer in cash of $30,000.

●	Directors do not receive payments for meeting attendance.

●	Non-employee members of the Board receive the following additional annual retainers, payable in cash, for service to the Board in the following capacities:

Chairman of the Board	$20,000
Lead Outside Director (if any)	$10,000
Audit Committee Chair	$10,000
Compensation, Strategy and Nominating & Corporate Governance Committee Chairs	$6,000
Committee Membership (non-Chair)	$3,000

On the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee Board member following that meeting is granted (i) a non-statutory option to purchase 10,000 shares of Common Stock with a term of seven years and an exercise price per share equal to the greater of (A) the amount that is 10% greater than the trailing average closing price of the Common Stock for the five consecutive trading days ending on the date of grant, or (B) the closing price of the Common Stock on the date of grant; and (ii) 2,500 shares of the Common Stock.  Such options and restricted stock shall vest in two (2) successive equal annual installments upon the first two anniversaries of the date of grant. If directors are appointed during a year, they receive prorated equity grants as described in this paragraph with respect for their service during the remainder of the year ending with the next annual meeting of stockholders.

The following table shows the compensation paid to the members of the Company’s Board of Directors for the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash	Share Awards (1)	Option Awards (1)	All Other Compensation	Total
Thomas A. Bologna	$49,417	$3,661	$10,512	-	$63,590
Steven R. Becker	$35,000	$4,278	$7,159	-	$46,437
C. Geoffrey Davis	$35,000	$4,278	$7,159	-	$46,437
Richard van den Broek	$31,417	$4,278	$7,159	-	$42,854
Stephen L. Waechter	$40,500	$4,278	$7,159	-	$51,937
David M. Wurzer	$33,500	$3,661	$10,512	-	$47,673
Wayne P. Yetter	$36,500	$3,661	$10,727	-	$50,888

(1)
The aggregate numbers of restricted shares and shares issuable upon the exercise of options to purchase shares for the directors outstanding as of December 31, 2011 are as follows: Mr. Bologna (5,000 shares; options to purchase 16,049 shares); Mr. Becker (23,230 shares, options to purchase 31,021 shares); Mr. Davis (24,096 shares; options to purchase 30,575 shares); Mr. van den Broek (23,230 shares; options to purchase 31,021 shares); Mr. Waechter (83,990 shares; options to purchase 91,000 shares); Mr. Wurzer (5,000 shares; options to purchase 16,049 shares); and Mr. Yetter (5,000 shares; options to purchase 15,869 shares). Options were granted with an exercise price of $2.25 per share. All grants vest in a series of two (2) successive equal annual installments beginning on the first anniversary of the grant date; and upon the optionee’s completion of each year of service as a Board member, over the two-year period measured from the option grant date. Awards were granted at a value of $2.21 per share, the fair market value on May 17, 2011, the date of the grant.

Stock Ownership Guidelines and Mandatory Retirement

The Company has no stock ownership requirements for directors, though directors are encouraged to buy and hold shares of the Company’s common stock.

Each Board member is required to retire from such position not later than the Annual Meeting immediately following such person’s 75th birthday.

Meetings of the Board of Directors and Committees

The Board held five meetings during the fiscal year ended December 31, 2011. Each of the directors attended at least 80% of the aggregate of the total number of meetings of the Board and of the committees of which he was a member which were held during the period he was a director or committee member.

The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee and Strategy Committee. The following table shows the current membership of each committee, each committee’s functions and the number of meetings each committee held during the year ended December 31, 2011.

Number of
Meetings
Committee and Members	Functions of Committee		in 2011

Audit	●	Selects the Company’s independent auditors	4
Thomas A. Bologna Stephen L. Waechter (1) (2)	●	Reviews the results and scope of the annual audit and the services provided by the Company’s independent auditors
David M. Wurzer	●	Reviews the recommendations of the Company’s independent auditors with respect to the accounting system and controls

Compensation	●	Reviews and approves salaries for all corporate officers	4
Steven R. Becker David M. Wurzer	●	Reviews and approves all incentive and special compensation plans and programs
Wayne P. Yetter (1)	●	Reviews and approves management succession planning
	●	Conducts special competitive studies
	●	Retains compensation consultants as necessary and appropriate
	●	Reviews and recommends to the Board compensation for non-employee directors

Nominating & Corporate Governance	●	Identifies individuals eligible to become members of the	3
C.Geoffrey David (1)		Board of Directors
Stephen L. Waechter Wayne P. Yetter	●	Select and recommend to the Board the director nominees for the Board for the next annual meeting of shareholders
	●	Oversee the evaluation of the Board

Strategy	●	Provide oversight regarding the Company’s strategic direction	3
Steven R. Becker (1) Thomas A. Bolgna	●	Review, discuss and suggest revisions when necessary to management’s vision
C. Geoffrey Davis Richard van den Broek	●	Understand, identify and discuss key issues, assumptions, risks and opportunities that relate to the development and implementation of appropriate strategies for the Company

(1)	Chairman
(2)           Audit Committee Financial Expert

The charters of the Audit, Compensation, and Nominating & Corporate Governance Committees are all available in the Investor Relations/Corporate Governance section of the Company’s website at www.sdix.com. The information on the website referenced in the Proxy Statement is not and should not be considered part of this Proxy Statement.

Director Attendance at Annual Meetings

The Company encourages all of the directors to attend the annual meeting of stockholders. The 2011 Annual Meeting of Stockholders was attended by all of the directors then in office.

Director Nominations and Qualifications

New Director Nominees

The Nominating & Corporate Governance Committee of the Board is responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates in the context of the current composition of the Board. This assessment includes experience in industry, finance, administration, operations and marketing, as well as diversity. Director candidates should be able to provide insights and practical wisdom based on their experience and expertise.

Directors are expected to rigorously prepare for, attend and participate in Board meetings and meetings of the Committees of the Board of Directors on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director. Service on other boards and other commitments is considered by the Nominating & Corporate Governance Committee and the Board when reviewing Board candidates and in connection with the Board’s annual self-assessment process.

Selection of Director Candidates

The Board is responsible for selecting director candidates. The Board delegates the screening process to the Nominating & Corporate Governance Committee, with the expectation that other members of the Board and executives will be asked to take part in the process as appropriate. Candidates recommended by the Nominating & Corporate Governance Committee are subject to approval by the Board. The Nominating & Corporate Governance Committee is composed entirely of independent directors who qualify as independent under the NASDAQ Global Market requirements.

Stockholder Nominees

The policy of the Nominating & Corporate Governance Committee is to consider properly submitted stockholder nominations for directors as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating & Corporate Governance Committee seeks to address the criteria set forth above under “New Director Nominees.” Any stockholder nominations proposed for consideration by the Nominating & Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Strategic Diagnostics Inc.
111 Pencader Dr.
Newark, DE 19702

In addition, stockholders may nominate directors for consideration at an annual stockholders meeting. Article II, Section 3 of the Company’s By-Laws require that, among other things, (i) the stockholder or a representative of the stockholder must be present in person at the annual meeting, (ii) the notice of nomination must be received by the Company not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting, the same timing requirement as for other stockholder proposals under Article I, Section 2 of the Company’s By-Laws; and (iii) the notice must include the full name and address of the nominee and the stockholder making the nomination, other information about the nominee that must be disclosed in proxy solicitations under Regulation 14A and Schedule 14A under the Exchange Act, the nominee’s consent to the nomination and to serve, if elected, and certain other information relating to the nominee and the stockholder. If such notice of nomination is not timely or does not meet the information requirements in Article II, Section 3 of the Company’s By-Laws, then such nomination will not be considered at the 2013 Annual Meeting.

Identifying and Evaluating Nominees for Directors

The Nominating & Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating & Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating & Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating & Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating & Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating & Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, the Committee will consider the candidates at a regularly scheduled meeting held prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Nominating & Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Board Leadership Structure

The Board of Directors may determine from time to time what leadership structure works best for the Company, including whether the same individual should serve both as our Chairman and our Chief Executive Officer. In addition, the Board of Directors may choose to have a Lead Independent Director.  To this point, our Board of Directors has always had a leader (either a Chairman or a Lead Independent Director) who has been independent of management.  Mr. van den Broek served as the Lead Independent Director from May 2009 through February 2011, when Mr. Bologna began his current role as the Chairman of the Board of Directors.

The Board believes that separating the Company’s management and Board leadership function is most appropriate for the Company in that the Chairman of the Board or Lead Independent Director, as the case may be, is able to provide effective leadership for our independent directors, while also enhancing the ability of the Board of Directors to provide independent oversight of the Company’s operations from a risk management standpoint.  The Board believes that having a Chairman of the Board or Lead Independent Director enhances the ability of non-management directors to raise issues and concerns for Board consideration without immediately involving management, thereby fostering an environment in which risks can be identified and discussed in an independent and objective manner.  To augment the Board’s risk oversight function, management and members of the Company’s financial department periodically report to the Audit Committee and the Board of Directors on their assessment of risks facing the Company and mitigation activities designed to facilitate the maintenance of risk within acceptable levels.

In addition, the Board of Directors receives strong leadership from all of its independent members.  The independent directors meet in executive session on a periodic basis in connection with regularly-scheduled meetings of the full Board of Directors, as well as in their capacity as members of our Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee and Strategy Committee.  All of our directors take active roles in the activities of our Board of Directors at meetings of the full Board.  The Board believes that this open structure facilitates a strong sense of responsibility among our directors, as well as active and effective oversight by the independent directors of our operations and strategic initiatives, including the risks that may be attendant thereto.  All members of our Board are able to propose items for inclusion on Board meeting agendas, and our Board meetings include time for discussion of items not on the formal agenda.

Stockholder Communication with the Board

Stockholders may contact the Board of Directors as a group or an individual director by the following means:

Email:	boardofdirectors@sdix.com
Mail:	Board of Directors
Attn:	Thomas A. Bologna, Chairman of the Board of Directors
or Stephen L. Waechter, Audit Committee Chairman
or Corporate Secretary
Strategic Diagnostics Inc.
111 Pencader Dr.
Newark, DE 19702

Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Stockholder communications sent by email are delivered directly to Mr. Bologna, the Chairman of the Board, and to the Secretary of the Company, who will promptly forward such communications to the specified director addressees. Stockholder communications sent by mail will be promptly forwarded by the Secretary of the Company to the specified director addressee or to Mr. Bologna, if such communication is addressed to the full Board of Directors. Stockholders wishing to submit proposals for inclusion in the proxy statement relating to the 2013 annual stockholders meeting should follow the procedures specified under “Stockholder Proposals for 2013.” Stockholders wishing to nominate directors should follow the procedures specified under “Other Information as to Directors—Director Nominations and Qualifications.”

Stockholders and other interested parties may communicate with the Board of Directors, including members of the Audit Committee, to report complaints and other concerns about the Company’s activities, including its accounting, internal accounting controls or auditing matters by writing to the Board of Directors, or by email accessible at the Company’s website, www.sdix.com. Such communications may be anonymous. Communications to the Board regarding accounting, internal accounting controls or auditing matters will be referred to the Audit Committee.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to executive officers and senior financial employees. The Code of Ethics is available in the Investor Relations/Corporate Governance section of the Company’s website at www.sdix.com. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from application of the Code of Ethics provisions by posting such changes to the Company’s website within four business days following the date of such amendment or waiver.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file initial reports of ownership and reports of change of ownership with the SEC. The Company has a program to assist its officers and directors in complying with the filing requirements of Section 16(a). Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and other information gathered by the Company, the Company believes that during 2011 the executive officers and directors then subject to Section 16(a) complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, for the years ended December 31, 2011 and 2010 , the compensation paid or accrued by the Company to our named executive officers.

Name and Principal Position		Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)

Francis M. DiNuzzo	2011	348,428	-	10,328	101,555	102,000	12,195	574,506
President and Chief	2010	335,281	-	54,735	113,646	87,667	11,735	603,064
Executive Officer

Kevin J. Bratton	2011	246,370	-	19,455	30,455	54,100	8,623	359,003
Vice President and	2010	240,000	-	14,232	15,280	47,250	8,400	325,162
Chief Financial Officer

Klaus Lindpaintner	2011	271,500	-	21,307	31,202	59,700	9,503	393,212
Vice President and	2010	235,000	-	7,683	12,220	58,500	4,550	317,953
Chief Scientific Officer (4)

(1)
The amounts shown for stock awards are equal to the grant date fair value of the awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in determining the amounts in this column are set forth in note 7 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission.

(2)
These amounts are based upon the grant date fair value of the option awards calculated in accordance with ASC Topic 718. The assumptions used in determining the amounts in the column are set forth in note 7 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission. The value of the share options granted in 2011 reflects a per option value of $1.11 for Messrs. DiNuzzo, Bratton and Dr. Lindpaintner for March 1, 2011 grants and $1.09 for Dr. Lindpaintner for February1, 2011 grants, arrived at through a Black-Scholes analysis. The assumptions used in this analysis were expected life of 6.25 for Messrs. DiNuzzo and Bratton and Dr. Lindpaintner; volatility of 50.2% for Mr. DiNuzzo, Dr. Lindpaintner and Mr. Bratton; and risk free interest rates of 2.46% for Messrs. DiNuzzo and Bratton and 2.41%  for Dr. Lindpainter, respectively.  There was no dividend yield involved in this analysis.

(3)	All other compensation includes Company matching contributions to 401(k) accounts.

(4)	Dr. Lindpaintner joined the Company on February 1, 2010 as Vice President, Research and Development and Chief Science Officer.

(5)
In 2011, The Company issued 125,000, 50,000 and 50,000 performance based Restricted Stock Units (“RSUs”) to Messrs DiNuzzo, Bratton and Lindpaintner, respectively.  The fair value of an RSU is equal to the market value of a share of stock on the date of grant.  The performance based RSUs vest based on the achievement of certain revenue targets during any 12 month period prior to December 14, 2014.  No expense has been recognized for these awards as the probability of achieving the targets is currently assessed as not probable.

Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by our named executive officers on December 31, 2011.

	Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards

	Number of Shares Underlying
	Unexercised Options

						Market Value
					Number of	of Shares or
					of Shares or	Units of
			Option	Option	Units or Stock	Stock that
			Exercise	Expiration	That Have	Have Not
Name	Exercisable	Unexercisable	Price	Date	Not Vested	Vested (1)

Francis M. DiNuzzo	60,000	--	$4.60	2/25/2018	--	--
	25,000	--	$3.70	6/11/2018	--	--
	187,500	62,500	$1.50	10/13/2018	--	--
	17,000	51,000	$1.66	2/17/2020	--	--
	--	125,000	$2.19	3/1/2021	--	--

Kevin J. Bratton	37,500	37,500	$1.50	6/1/2019	--	--
	6,250	18,750	$1.69	6/1/2020	--	--
	--	50,000	$2.19	3/1/2021	--	--
	--	--	--	--	12,500	$23,000
	--	--	--	--	18,750	$34,500

Klaus Lindpaintner	18,750	56,250	$1.50	2/1/2020	--	--
	--	25,000	$2.15	2/1/2021	--	--
	--	50,000	$2.19	3/1/2021	--	--
	--	--	--	--	18,750	$34,500
	--	--	--	--	25,000	$46,000

(1)	Value is calculated by multiplying the number of shares subject to vesting by $1.84, the closing price of the common shares on the NASDAQ Global Market on December 31, 2011.

Equity Compensation

The table below presents certain information, as of December 31, 2011, concerning securities issuable in connection with equity compensation plans that have been approved by the Company’s stockholders and that have not been approved by the Company’s stockholders.

	Number of		Number of securities
	securities to be		remaining available
	issued upon	Weighted-average	for issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
	and rights	and rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plan
approved by security
holders	2,275,794	$2.41	2,986,037

Equity compensation
not approved by
security holders	150,000	$1.50	-

Total	2,425,794	$2.35	2,986,037

The 150,000 shares underlying options granted under equity compensation not approved by security holders were granted in connection with the Company’s hiring, on June 1, 2009, of its Chief Financial Officer, Kevin Bratton; and on February 1, 2010, of its Chief Science Officer, Klaus Lindpaintner. The grants to both Mr. Bratton and Mr. Lindpaintner are ten year non-qualified stock option grants at an exercise price of $1.50 per share.

With regard to the Plan, as of March 31, 2012: (i) 2,556,537 shares of Common Stock remained available for future awards; (ii) 583,566 restricted shares of Common Stock awarded under the Plan were outstanding; (iii)  315,000 performance shares awarded under the Plan were outstanding; and (iv) 2,705,294 shares of Common Stock were subject to outstanding options awarded under the Plan.

Executive Employment Agreements

The Company maintains an employment agreement dated as of October 13, 2008 with Mr. DiNuzzo, which provides for compensation at an annual rate of $325,000 with annual increases determined by the Compensation Committee.  This salary has been increased as discussed under Compensation Discussion and Analysis.  Under this agreement, Mr. DiNuzzo was granted options to purchase 250,000 shares of Common Stock, vesting at a rate of 25% annually beginning on the first anniversary of the grant date.  This agreement was for an initial three-year term and is automatically extended for subsequent one-year terms unless otherwise terminated by Mr. DiNuzzo or the Board by giving not less than 30 days written notice.  Mr. DiNuzzo is entitled to receive salary and benefits then in effect for eleven months after termination of the agreement by Mr. DiNuzzo for good reason (as defined in the agreement) or by the Company without cause.

The Company maintains an offer letter with Mr. Bratton, dated as of May 18, 2009, which outlines the terms of his employment.  This letter provides for compensation at an annual rate of $240,000 with annual increases as determined by the Compensation Committee.  Under this agreement, Mr. Bratton received options to purchase 75,000 shares of Common Stock, vesting at a rate of 25% annually beginning on the first anniversary of the grant date.  Mr. Bratton was also granted 25,000 restricted shares of Common Stock, which were granted with the same terms as the options.

The Company maintains an offer letter with Dr. Lindpaintner, dated as of August 3, 2009, which outlines the terms of his employment.  This letter provides for compensation at an annual rate of $260,000 with annual increases as determined by the Compensation Committee.  Under this agreement, Dr. Lindpaintner received options to purchase 75,000 shares of Common Stock, vesting at a rate of 25% annually beginning on the first anniversary of the grant date.  Dr. Lindpaintner was also granted 25,000 restricted shares of Common Stock, which were granted with the same terms as the options.

Stock-Based Award Grant Practices

We follow certain practices for the grant of stock-based awards. Among other things, these practices encompass the following principles:

●
The majority of stock-based awards are approved annually by the Compensation Committee on a pre-scheduled date, in connection with the final determinations regarding compensation for the preceding year.

●	Stock-based awards other than annual awards may be granted to address, among other things, the recruiting or hiring of new employees and promotions.

●
The Compensation Committee has established that stock options are granted only on the date the Compensation Committee approves the grant and with an exercise price equal to the closing price of the common stock on the NASDAQ Global Market on the date of grant or, in certain cases, above such closing price.

●	Backdating of stock options is prohibited.

Change of Control Severance Plan

We have a Change of Control Severance Plan pursuant which our named executive officers and certain other key employees are eligible to receive benefits upon their termination of employment, under certain circumstances, if such termination follows, or is shortly prior to, a Change of Control (as defined in the plan). Specific aspects of this plan are described under “Change of Control Severance Plan and Potential Payments Upon Change of Control,” below. Subject to the terms and conditions of this plan, participants are entitled to: (1) a lump sum cash payment or salary continuation equal to the participant’s then current annual base salary, prorated for partial periods, (2) extension of medical and dental benefits for the applicable severance period, (3) a prorated bonus under the variable pay program for the year in which the termination occurs, (4) extension of the exercise time period for outstanding stock options to the date that is one year following the participant’s date of termination and (5) executive outplacement services. In certain circumstances, participants may also receive an additional payment relating to income taxes on their severance benefits if the total payments to any of our named executive officers under the terms of the management severance plan are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. See “Tax Considerations” below for further information regarding the excise tax reimbursement.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code, a publicly-held corporation may not deduct more than $1 million in a taxable year for certain forms of compensation made to the chief executive officer and other officers listed in the summary compensation table. Our policy is generally to preserve the federal income tax deductibility of compensation paid to our executives, and certain of our equity awards have been structured to preserve deductibility under Section 162(m). Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of our company. While we believe that all compensation paid to our executives in 2011 was deductible, it is possible that some portion of compensation paid in future years will be non-deductible, particularly in those years in which restricted share awards vest.

As noted above, under the Change of Control Severance Plan, we may in certain circumstances make additional payments to our named executive officers if payments to them resulting from a change of control are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. We included this provision in the Change of Control Severance Plan in order to enhance the motivation of our named executive officers to further increase stockholder value while remaining employed by us. We believe that these incentives would be frustrated by the possible imposition of the need for our executive officers to pay an excise tax upon the receipt of their change of control benefit under the Change of Control Severance Plan, and we do not believe that the provisions of the Change of Control Severance Plan should provide even a potential disincentive to our named executive officers’ pursuit of a change of control that otherwise might be in the best interests of the Company and its stockholders. Accordingly, we determined to provide payment to reimburse our named executive officers for any excise taxes payable in connection with the change of control payment, as well as any taxes that accrue as a result of our reimbursement.

Role of Executive Officers in Determining Executive Compensation for Named Executive Officers

In connection with 2011 compensation, Mr. DiNuzzo provided statistical data and recommendations to the Compensation Committee to assist it in determining compensation levels with respect to the achievement of the strategic goals that had been set for individual executives.  Mr. DiNuzzo did submit a self-analysis with respect to his own performance, but the Compensation Committee made all decisions regarding Mr. DiNuzzo’s performance independent of his analysis. While the Compensation Committee utilized the information submitted by Mr. DiNuzzo, and valued Mr. DiNuzzo’s observations with regard to other executive officers, the ultimate decisions regarding executive compensation were made by the Compensation Committee, which among other things independently reviewed and rated the achievement of each strategic objective.

Perquisites and Other Personal Benefits

In addition to the components noted above, our total executive compensation program also includes various benefits, such as health insurance plans, other insured benefits, paid leave and retirement plans in which substantially all of the Company’s employees participate. At the present time, the only plans in effect are health, dental, life and disability insurance plans, a 401(k) plan and the severance plan for certain senior officers of the Company described under “Change of Control Severance Plan.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our named executive officers are entitled to receive certain payments and other benefits in connection with certain separations from employment or following a change in control of the Company.  Those payments or benefits are provided by the terms of our plans or by the terms of their employment agreements, as reflected in the table below.

Among other things, these payments arise under the Company’s Change of Control Severance Agreement (the “Severance Agreement”).

Pursuant to the Plan, Mr. DiNuzzo, Mr. Bratton  and Dr. Lindpaintner and certain other key employees of the Company (each a “Participant,” and collectively, the “Participants”) are eligible to receive benefits upon the Participant’s termination of employment, under certain circumstances, if such termination follows, or is shortly prior to, a Change of Control (as defined in the Severance Agreement).

Subject to the terms and conditions of the Severance Agreement, Participants are entitled to: (1) a lump sum cash payment or salary continuation equal to the Participant’s then current annual base salary, prorated for partial periods (twelve months for Messrs. DiNuzzo and Bratton and Dr. Lindpaintner), (2) extension of medical and dental benefits for the applicable severance period, (3) a prorated bonus under the Company’s Annual Incentive Plan for the year in which the termination occurs, payment of which shall be made at the same time and under the same terms and conditions as bonuses are paid to employees of the Company (provided that such bonus shall equal no less than the average of the bonuses awarded to the named executive officer for the three (3) years (or lesser number of years for which the named executive officer was employed by the Company) preceding the year in which the named executive officer’s termination occurs), (4) extension of the exercise time period for outstanding stock options to the date that is one year following the Participant’s date of termination and (5) executive outplacement services.  In certain circumstances, Participants may also receive an additional payment relating to income taxes on their severance benefits.

Had a Change of Control occurred with an effective date of December 31, 2010, the executives named below would have received approximately the amounts set forth as follows:

Name	Approximate Payment Amount ($)

Francis M. DiNuzzo	$450,428 (1)

Kevin J. Bratton	$310,558

Klaus Lindpaintner	$350,634

(1)           Any payments to Mr. DiNuzzo are contingent on his entering into a general release agreement with the Company.

Related Party Transactions and Approval Policy

Our Code of Ethics mandate that officers and directors bring promptly to the attention of our Compliance Officer, currently our Chief Financial Officer, any transaction or series of transactions that may result in a conflict of interest between that person and the Company.  Following any disclosure, our Compliance Officer will then review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or director in question.  After this review, the Chairman of the Audit Committee and the Compliance Officer determine whether the matter should be brought to the Audit Committee or the full Board of Directors for approval.  In considering any such transaction, the Audit Committee or the Board of Directors, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Company to engage in the transaction, whether the terms of the transaction are arm’s length and the overall fairness of the transaction to the Company.  If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction.  The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three non-employee directors.  The Board of Directors has determined that each member of the Audit Committee is financially literate and independent as required by applicable listing standards of the NASDAQ Global Market, and that Mr. Waechter is an “audit committee financial expert,” as defined by the SEC.

The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process.  The Audit Committee operates pursuant to a written Charter that was adopted by the Board on June 21, 2000, and is periodically amended and restated.  The last such amendment and restatement was approved February 28, 2006.  As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, reviews the results and scope of the annual audit, quarterly reviews and the services provided by the Company’s independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 All Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Finally, the Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the firm’s independence and has discussed with the independent registered public accounting firm the firm’s independence.

While Mr. Waechter qualifies as an audit committee financial expert, none of the members of the Audit Committee is professionally engaged in the practice of auditing or accounting or is an expert in the fields of accounting or auditing, including in respect of auditor independence.  Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s independent registered public accounting firm is in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 to be filed with the SEC.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

Consistent with policies of the Securities and Exchange Commission regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, retaining, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the firm’s independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

All of the audit-related, tax and other services provided by KPMG LLP in fiscal year 2011 and related fees were approved in advance by the Audit Committee.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Stephen L. Waechter (Chair)
Thomas A. Bologna
David M. Wurzer

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL 2
RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012

The Audit Committee of our Board of Directors is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.  The accounting firm of KPMG LLP has served as the Company’s independent registered public accounting firm since September 1998, and has been selected to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2012. A representative of KPMG LLP will be present at the Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Although ratification by our stockholders is not a prerequisite to the ability of the Audit Committee to select our independent registered public accounting firm, we believe such ratification to be a good corporate practice.  Accordingly, our stockholders are requested to ratify, confirm and approve the selection of KPMG LLP as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements for fiscal year 2012.  If our stockholders do not ratify the selection, the Audit Committee will reconsider the selection of, and may still retain, KPMG LLP.  The Audit Committee believes that ratification is advisable and in the best interests of the Company and our stockholders.  If the appointment of KPMG LLP is ratified, the Audit Committee will continue to conduct an ongoing review of KPMG LLP’s scope of engagement, pricing and work quality, among other factors, and may in its discretion, direct the appointment of a different independent registered public accounting firm if it determines that such a change would be in the best interests of the Company and its stockholders.

Audit Fees. Fees billed to the Company by KPMG LLP during 2011 and 2010 for audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for such years, for the review of those financial statements included in the Company’s Quarterly Reports on Form 10-Q during such years, and for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, totaled $245,000 and $237,000, respectively.

Tax Fees. Fees billed to the Company by KPMG LLP during 2011 and 2010 for professional services rendered for tax compliance, tax advice and tax planning totaled $45,045 and $45,480, respectively.

All Other Fees. There were no additional fees billed to the Company by KPMG LLP during 2011 or 2010 for products and services, other than services reported in the two preceding paragraphs.

All of the services described in the preceding paragraphs were approved by the Audit Committee pursuant to applicable regulations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

Stockholder Proposals For 2013

All proposals of any stockholder of the Company that such stockholder wishes to be presented at the 2013 Annual Meeting of Stockholders and included in the proxy statement and form of proxy prepared for that meeting must be received by the Company at its principal executive offices no later than December 17, 2012 to be considered for inclusion in such proxy statement and form of proxy. Any such proposal must be submitted in writing to the Chief Financial Officer of the Company at the address appearing in the section of this proxy statement entitled “Other Matters – General.” A proposal that does not comply with the applicable requirements of Rule 14a-8 under the Exchange Act will not be included in management’s proxy soliciting material for the 2013 Annual Meeting of Stockholders.

A stockholder of the Company may wish to have a proposal presented at the 2013 Annual Meeting of Stockholders, but not to have such proposal included in the Company’s proxy statement and form of proxy relating to that meeting. Pursuant to Article I, Section 2 of the Company’s By-Laws, notice of any such proposal must be received by the Company between January 15, 2013 and March 1, 2013. Such proposal must also meet certain information requirements set forth in Article I, Section 2 of the Company’s By-Laws. If such proposal is not timely or does not meet the information requirements in Article I, Section 2 of the Company’s By-Laws, then such proposal will not be presented for action at the 2013 Annual Meeting.

In addition, if a stockholder wishes to nominate a director candidate at the 2012 Annual Meeting, such stockholder must comply with the requirements described in “Other Information as to Directors – Director Nominations and Qualifications – Stockholder Nominees.”

If any stockholder proposal, including director nomination, is not received on or before March 1, 2013, such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxy holders will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to the Chief Financial Officer of the Company at the address appearing in the section of this proxy statement entitled “Other Matters – General.”

General

The Board knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives to the proxy holders discretionary authority in the event any additional matters should be properly presented.

The Company’s 2011 Annual Report on Form 10-K, including financial statements for the fiscal year ended December 31, 2011, accompanies this Proxy Statement.

The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this Proxy Statement. The entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. Additionally, the Company will request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith. Only one Proxy Statement is delivered to multiple security holders sharing an address, unless such security holders have requested otherwise.

Certain information contained in this Proxy Statement relating to the occupation and security holdings of the directors and officers of the Company is based upon information received from the individual directors and officers.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.

STRATEGIC DIAGNOSTICS INC.
111 Pencader Drive
Newark, Delaware
April 16, 2012

STRATEGIC DIAGNOSTICS INC. 111 PENCADER DRIVE NEWARK, DE 19702-3322
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE- 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐
Nominee

01 Richard van den Broek 02 C. Geoffrey Davis 03 Stephen L. Waechter 04 Wayne P. Yetter

The Board of Directors recommends you vote FOR proposal 2:						For	Against	Abstain

2	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000131882_1     R1.0.0.11699

STRATEGIC DIAGNOSTICS INC.

Please take note of the important information regarding the Company’s management and financial results enclosed with this Proxy Ballot.

Stockholder votes on the election of the Company’s directors and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012 are important and stockholders are strongly encouraged to exercise their right to vote.

Please mark the boxes on this proxy card to indicate how the shares represented by this card will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Votes must be received prior to the Annual Meeting of Stockholders on May 15, 2012.

Sincerely,

Strategic Diagnostics Inc.

Directions to the Embassy Suites — Newark — Wilmington/South:
From I-95 North, take Exit 1B in Delaware (Rt. 896 North — South College Ave). Once on 896 North follow through three traffic lights make a U-tum and then access hotel on the right hand side.

From the South(Baltimore, Washington, DC):

From I-95 South, take Exit 1 Rt. 896 North towards Newark. Once on 896 North travel through three traffic lights. At fourth light make a U-turn and then access hotel on the right hand side. From I-95 North, take Exit 1B Route 896 North towards Newark. Once on 896 North travel through three traffic lights. At the fourth traffic light, make a U-turn and then access hotel on the right hand side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

STRATEGIC DIAGNOSTICS INC. 111 Pencader Drive Newark, Delaware 19702 Annual Meeting of Stockholders - May 15, 2012

Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Francis M. DiNuzzo and Kevin J. Bratton as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 2012 Annual Meeting of Stockholders of STRATEGIC DIAGNOSTICS INC. to be held at the Embassy Suites Newark - Wilmington/South, 654 South College Avenue, Newark, Delaware 19713, on Tuesday, May 15, 2012, at 10:00 a.m. local time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters that may properly come before the Annual Meeting, all as set forth in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION AS A DIRECTOR AND “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF PLEASE COMPLETE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment thereof.

Continued and to be signed on reverse side

0000131882_2     R1.0.0.11699